Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8, which were filed with the Commission as numbers 333-170069, 333-170067, 333-163918, 333-160894, 333-158382, 333-157475 and 333-117481, of our report dated May 13, 2011 covering the consolidated financial statements of Augme Technologies, Inc. for the year ended February 28, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ Freedman & Goldberg, CPA’s P.C.

Farmington Hills, MI
May 13, 2011